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                                                                    EXHIBIT 99.3

                                                                  EXECUTION COPY

                           DATED AS OF 3RD APRIL 2001
                           --------------------------


                      FLAG TELECOM GLOBAL NETWORKS LIMITED

                                       AND

                      FLAG TELECOM IRELAND NETWORK LIMITED

                                       AND

                    VERIZON GLOBAL SOLUTIONS HOLDINGS II LTD.





                  --------------------------------------------

                         RE-SALE AND PURCHASE AGREEMENT

                     (DARK FIBRE AND CO-LOCATION FACILITIES)

                  --------------------------------------------





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                         RE-SALE AND PURCHASE AGREEMENT

THIS AGREEMENT (the "AGREEMENT") is entered into as of 3rd April , 2001

BETWEEN:

(1) FLAG TELECOM GLOBAL NETWORKS LIMITED ("FTGNL"), a company organised under the laws of Bermuda with its registered office at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda; and

          FLAG TELECOM IRELAND NETWORK LIMITED ("FTINL"), a company limited by shares organized under the laws of Ireland with its registered office located at 6 Fitzwilliam Square, Dublin 2, Ireland,

          (FTGNL and FTINL and its Affiliates referred to together as "FLAG");
          and

(2) VERIZON GLOBAL SOLUTIONS HOLDINGS II LTD., a company organized under the laws of Bermuda with its registered office located at 41 Cedar Avenue, Hamilton HM 12, Bermuda, acting on behalf of one or more of its Affiliates to be nominated hereunder.

WHEREAS:

A. Pursuant to the KPNQ Agreement, KPNQ agreed to grant and FLAG agreed to acquire an IRU in relation to Dark Fibre and a licence in relation to Collocation Facilities (both as therein defined) for a term of 20 years with effect from 28 February 2001, subject to Clause 2.1 of the KPNQ Agreement.

B. VGSL wishes to develop a European backbone network and to secure collocation space. To this end VGSL wishes to secure, by IRU, a portion of the Dark Fibre and a licence in relation to a portion of the Collocation Facilities to be acquired by FLAG under the KPNQ Agreement.


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C.        Clause 15.2 of the KPNQ Agreement permits FLAG to resell, assign, lease, transfer or otherwise dispose of any of its rights, title or interest thereunder, but not its obligations, to any third party.

D. FLAG intends to exercise its rights under Clause 15.2 of the KPNQ Agreement for the benefit of VGSL by the re-sale of certain portions of the Dark Fibre and Collocation Facilities and an assignment of the rights relating thereto so as to give VGSL the same or equal rights to those which FLAG acquired from KPNQ and to enable VGSL to deal directly with KPNQ.

In consideration of the premises recited above and of the mutual promises and undertakings set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

1.        DEFINITIONS AND INTERPRETATION

          1.1 In this Agreement, the following words and phrases shall have the following meanings ascribed to them unless the context otherwise requires:

               "ADDITIONAL ASSETS"      Has the meaning given to it in
                                        Section 4.3;

               "AFFILIATE"              Means any subsidiary or holding company
                                        of a Party or any other subsidiary of a
                                        holding company of a Party (and the
                                        terms "subsidiary" and "holding company" have the meanings ascribed to them in sections 736, 736A and 736B of the Companies Act 1985, save that in each case such definition shall include foreign-registered companies);

               "BUSINESS DAY"           Means any day other than a Saturday, a
                                        Sunday or a day on which banks in the
                                        City of London are generally closed for
                                        inter-bank business;


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               "EURO"                   Means the single currency of
                                        participating states of the European
                                        Communities adopted in accordance with
                                        the legislation of the European Union;

               "INITIAL ASSETS"         Has the meaning given to it in
                                        Section 4.3;

               "IRU"                    Means an indefeasible right of use;

               "KPNQ" Means KPNQwest Services UK Limited, a company registered in England with registered number 3522705, whose registered office is at 10 Old Jewry, London EC2R 8DN;

               "KPNQ AGREEMENT"         Means the Dark Fibre IRU and Collocation
                                        Facilities Agreement dated as of 28
                                        February, 2001 and made between (1) KPNQ and (2) FLAG, a true and complete copy of which is attached at Exhibit 2;

               "POWER COSTS"            Means those power costs payable in
                                        relation to the Resold Assets as set
                                        forth in Clause 6.2 and Clause 3 of
                                        Schedule 8 to the KPNQ Agreement;

               "RACK SPACE COSTS"       Means a non-recurring fee of USD[*] per
                                        Rack Space (as defined by the KPNQ
                                        Agreement) plus an annual fee of USD[*]
                                        per Rack Space thereafter payable in
                                        relation to the Resold Assets under
                                        Clause 6.2 of the KPNQ Agreement;

------
* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.


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               "RESOLD ASSETS"          Means the Dark Fibre and Collocation
                                        Facilities agreed to be re-sold by FLAG
                                        to VGSL pursuant to this Agreement as
                                        more particularly described in Section 4 and Exhibit 1;

               "SIDE LETTER"            Means the letter of even date from KPNQ
                                        to VGSL in the form attached as
                                        Exhibit 4;

               "TAXES" Means any tax, duty or other charges of whatever nature imposed by any taxing or government authority including, without limitation, VAT;

               "TRI-PARTITE AGREEMENT"  Means the Tripartite Agreement to be
                                        entered into on the date hereof (in the
                                        form attached at Exhibit 3) between (1)
                                        FLAG, (2) KPNQ and (3) VGSL;

               "USD" or "US$"           Means the lawful currency for the time
                                        being of the United States of America;

               "VGSL" Means one or more Affiliates of Verizon Global Solutions Holdings II Ltd., that shall be nominated by such company in respect to the rights and obligations hereunder;

               "VAT" or "VALUE          Means value added tax as provided for in
               ADDED TAX"               the Value Added Tax Act 1994 and any
                                        other tax of a similar fiscal nature
                                        whether imposed in the United Kingdom
                                        (instead of or in addition to value
                                        added tax) or elsewhere.

          1.2  In this Agreement, unless the context requires otherwise:

               (a) any reference to a "PARTY" or "THE PARTIES" is to a party or the parties (as the


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                    case may be) to this Agreement;

               (b) any reference to "THIS AGREEMENT" includes the Exhibits, which form part of this Agreement for all purposes; and

FTNIL AND FTGNL SHALL BE JOINTLY AND SEVERALLY LIABLE TO VGSL IN RESPECT OF THEIR UNDERTAKINGS IN THIS AGREEMENT, AND THE ACTION OR SIGNATURE OR EITHER SHALL BE DEEMED THE ACTION OR SIGNATURE OF BOTH.

2.        WARRANTIES

          2.1  Each of the Parties represents and warrants to the other that:

               (a) it is a corporation duly organised, validly existing and in good standing under the laws of its country or state of incorporation as appropriate;

               (b) it has the full right and authority to enter into, execute, deliver and perform its obligations under this Agreement and that this Agreement constitutes a legal, valid and binding obligation on it; and

               (c) the execution, delivery and performance of this Agreement by it does not violate, conflict with or constitute a breach of, its organisational documents, its contract with a third party or any order, decree or judgement of any court, tribunal or governmental authority binding on it.

          2.2 FLAG represents and warrants that at the date of this Agreement it has performed and complied with its obligations under the KPNQ Agreement.

3.        CONDITIONS AND OTHER DOCUMENTS

          3.1 The obligations of the Parties to each other under this Agreement are conditional upon:

               (a) VGSL and FTINL entering into a Network Alliance Agreement dated as of April 3, 2001 pursuant to which VGSL will provide transport and related telecommunications services to FTINL and its Affiliates to support the


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                    services that FTINL and its Affiliates offer to their
                    customers;

               (b) FLAG, VGSL and KPNQ entering into the Tri-Partite Agreement dated as of 3 April 2001 pursuant to which VGSL is granted certain additional rights in relation to the Dark Fibre and Collocation Facilities in order to minimise its risks in connection with its use of the Resold Assets in the event of the occurrence of certain events (as more particularly described in section 3 of the Tri-partite Agreement); and

               (c)  KPNQ signing and delivering the Side Letter to VGSL;

               (d) FLAG giving KPNQ written notice of the re-sale of the Resold Assets in accordance with Clause 15.2 of the KPNQ Agreement, and FLAG hereby undertake to satisfy this condition within 7 Business Days of the date hereof.

          3.2 If any of the above-mentioned conditions are not satisfied, this Agreement shall (subject to any written agreement of the Parties to the contrary) become null and void and neither Party shall be entitled to make a claim against the other Party in connection with this Agreement save for any claim in respect of an antecedent breach.

4.        RE-SALE OF RIGHTS

          4.1 Subject to payment by VGSL pursuant to Section 5.1 hereof in relation to the Initial Assets, FLAG hereby re-sells to VGSL with full title guarantee and free of all claims, liens, equities, charges and encumbrances:

               (a) the Dark Fibre segments to be identified by VGSL and set forth in Exhibit 1, Part 1;

               (b) the Collocation Facilities to be identified by VGSL and set forth in Exhibit 1, Part 2; and

               (c) all of its rights, title and interest under the KPNQ Agreement in relation to the above save for the rights expressly excluded under Section 4.2(a) below.


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                    below

               In relation to any rights granted by KPNQ to FLAG which do not specifically relate to the Resold Assets and which are necessary or desirable for VGSL in relation to its acquisition or use of the Resold Assets, but are required by and retained by FLAG, the Parties agree that VGSL shall be a third party beneficiary of those rights and that FLAG will provide VGSL with reasonable assistance and cooperation in relation to their enforcement against KPNQ.

          4.2 The following are expressly excluded from any re-sale to VGSL pursuant to the terms of this Agreement:

               (a) any option rights of FLAG pursuant to Clause 10.5 of the KPNQ Agreement; and

               (b)  any obligations of FLAG under the KPNQ Agreement.

          4.3 In addition to the initial quantities of Dark Fibre and Collocation Facilities to be identified by VGSL and set out in
               Exhibit 1 (the "INITIAL ASSETS"), VGSL may, by prior written notice, require a re-sale of additional Dark Fibre and Collocation Facilities to the extent that FLAG has such assets available to it pursuant to the KPNQ Agreement (the "ADDITIONAL ASSETS"); and such re-sale shall, in each case, be effected by the execution by the Parties of a supplementary page to (and in the form comprising) Exhibit 1, setting out details of the Additional Assets.

          4.4 VGSL will conduct a due diligence exercise in relation to such Dark Fibre and Collocation Facilities it proposes to include within the Initial Assets, to ascertain that these comply with VGSL's technical and acceptance criteria. VGSL shall, by written notice to FLAG within 30 days of the date hereof, identify at least US$13 million of the Dark Fibre and Collocation Facilities to be included within the Initial Assets. No later than 30 June 2001, VGSL shall, by written notice to FLAG identify the balance of Dark Fibre and Collocation Facilities to be included


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               in this Agreement. The Parties shall execute a duly completed form of Exhibit 1 detailing the same no later than 30 June 2001.

5.        PRICES; CHARGES; PAYMENT; AND TAXES

          5.1 The amount payable pursuant to Section 5.4(a) shall be US$[*] million. VGSL shall pay to FLAG the price applicable for any re-sale by FLAG to VGSL pursuant to this Agreement, which shall be:

               (a)  US$[*] per metre of Dark Fibre pairs resold to VGSL; and

               (b) US$[*] per usable square metre of Collocation Facilities resold to VGSL.

               The purchase of Additional Assets in excess of the US$[*] million specified in this Agreement shall be subject to additional VGSL approvals and execution of appropriate documentation.

          5.2 In addition to the sums referred to in Section 5.1, VGSL shall pay to FLAG:

               (a) the sum of US$[*] per metre per year for operation and maintenance expenses for the Dark Fibre and Collocation Facilities assigned to VGSL;

               (b)  the Installation Costs; and

               (c)  the Power Costs.

          5.3 FLAG shall invoice ("INVOICE") VGSL with respect to each amount payable under this Section 5 (the "BILLED ENTITY") in accordance with the following provisions of this Section 5.

          5.4  FLAG shall Invoice the Billed Entity:

------
* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.


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               (a)  promptly after the date of this Agreement, for the aggregate amount set forth in Exhibit 1;

               (b) promptly after the re-sale of any Additional Assets pursuant to Section 4.3; and

               (c) promptly after receipt by FLAG of an invoice in respect of any charges due in accordance with Section 5.2, together in each case with a copy of each such invoice.

          5.5 Each Invoice shall be paid by the Billed Entity by wire transfer, made pursuant to the instructions set forth below, in immediately available funds, so that the payment is received by FLAG not later than the date (the "DUE DATE") which is 30 calendar days from the date of the Invoice; provided, however, that the Due Date for payment of the amount pursuant to Section 5.4(a) shall be the date on which FLAG makes payment of the initial payment under the Network Alliance Agreement. Any delinquent Invoice shall bear late payment fees at the rate of 1.5% per month (or such lower rate as may be required by law) from the Due Date until paid.

               Wire Transfer Instructions (subject to change by FLAG by not less than 10 Business Days prior notice in writing):

                    [*]

          5.6  FLAG shall invoice for all sums payable under this Agreement:

               (a) in relation to those amounts payable pursuant to Sections 5.4(a) and 5.4(b) in US$ and all such invoices shall be paid in US$; and

               (b) in relation to those amounts payable pursuant to Section 5.4(c) in the currency of the applicable KPNQ invoice (which shall be either US$ or EUROs) and all such invoices shall be paid in that currency.

------
* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.


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6.        TAXES

          6.1 Each Party shall be responsible for their own taxes on its net income arising under this Agreement.

          6.2 If VGSL is required by law to deduct or withhold any taxes from any amounts payable under this Agreement, such amounts shall be increased as necessary so that FLAG receives an amount equal to the sum it would have received had no such deduction or withholding been made, provided that VGSL shall make timely payment of, the amount withheld (before penalties attach thereto or interest accrues thereon) to the applicable taxing authority. FLAG will co-operate with VGSL in order to assist VGSL to obtain such relief from any withholdings or deductions required by law as is available under any applicable double taxation treaty.

          6.3 To the extent that any sum due hereunder is subject to Value Added Tax, VGSL and FLAG shall work together in good faith such that, prior to the issuance of any invoices, any invoicing arrangements are structured so as to minimise the impact of Value Added Tax for either Party, subject always to applicable law.

          6.4 So far as legally possible, FLAG will provide VGSL with such documentation in respect of VAT as VGSL requires for the purposes of recovering any amount in respect of VAT in any relevant jurisdiction.

7.        OTHER COVENANTS

          7.1 FLAG undertakes to VGSL that it will pay the charges to be paid by it and perform the covenants and conditions on its part contained in the KPNQ Agreement in accordance with the terms thereof.

          7.2 FLAG shall forthwith disclose to VGSL in writing any matter or thing which arises or may arise or become known to it after the date of this Agreement which


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               is likely to amount to a Condition (as defined in the Tri-Partite
               Agreement) or is otherwise material to be known by VGSL.

          7.3 FLAG will give or procure to be given to VGSL all such information and other assistance which VGSL may reasonably require from time to time in relation to the Resold Assets for the purpose of implementing and exercising its rights under this Agreement.

8.        TERM OF THE AGREEMENT

          8.1 This Agreement is effective and the Parties' obligations shall commence upon the date first set forth above.

          8.2 This Agreement grants VGSL an indefeasible right to use the Resold Assets and shall continue in effect for the term of the rights in relation to the Resold Assets under the KPNQ Agreement unless terminated earlier in accordance with Section 9.

9.        TERMINATION RIGHTS

          9.1 In the event of a breach of any material term or condition of this Agreement by a Party, the other Party may terminate this Agreement upon 60 days written notice, unless the breaching Party cures the breach during the 60 day period or, if such breach cannot be reasonably be cured within a 60 day period, if the breaching Party institutes good faith efforts to cure such breach during such 60 day period and such breach is cured within 180 days.

          9.2 This Agreement will terminate automatically as of the effective date of any election by VGSL pursuant to Sections 1 and 3 of the Tri-Partite Agreement. Such termination will be without further liability to either Party under the terms of this Agreement, except to the extent of any claims arising pursuant to the terms hereof prior to the date of termination.


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10.       LIMITATION OF LIABILITY

          Each Party's liability in connection with this Agreement (whether based in contract, tort (including, without limitation, negligence), misrepresentation, warranty or any other legal or equitable grounds), shall in all cases be limited to direct damages suffered by the other Party, and the entire aggregate liability of each Party in connection with this Agreement, other than liability for failure to pay amounts due and owing hereunder, shall not exceed in any calendar year an amount equal to one-fifteenth of the aggregate price for the Resold Assets paid or payable at the date of any claim pursuant to this
          Section 10. In no event will either Party have any liability in connection with this Agreement (whether based in contract, tort (including, without limitation, negligence), misrepresentation, warranty or any other legal or equitable grounds) for, and each Party hereby waives and releases any claims it might otherwise have to be compensated by the other in connection with this Agreement or otherwise for, any: (a) consequential, special, incidental or indirect damages (such as, without limitation, loss of revenue, loss of profit, loss of data, loss of use, loss of goodwill, loss of savings, interruption of business or claims of third parties), even if such first Party has been advised of the possibility of such losses or damages; or (b) punitive or exemplary damages.

11.       RELATIONSHIP OF THE PARTIES

          The Parties acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing herein shall be deemed to constitute a partnership between the Parties nor the appointment of one of the Parties as agent for the other. Neither Party, nor their respective employees, agents or representatives, has any right, power or authority to act or create any obligation, express or implied, on behalf of the other Party.

12.       CONFIDENTIALITY

          12.1 Each Party agrees that all information furnished to it by the other Party (or its Affiliates), or to which it has access under this Agreement, shall be deemed the confidential and proprietary information or trade secrets (collectively referred to


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               as "PROPRIETARY INFORMATION") of the Disclosing Party and shall remain the sole and exclusive property of the Disclosing Party (the Party furnishing the Proprietary Information referred to as the "DISCLOSING PARTY" and the other Party referred to as the "RECEIVING PARTY"). Neither Party shall use the Proprietary Information of the other Party for any purpose other than the performance of its obligations under this Agreement. Each Party shall treat the Proprietary Information of the other Party, and the contents of this Agreement, in a confidential manner and shall not, without the written consent of the Disclosing Party, directly or indirectly disclose the same to anyone other than its employees and Affiliates, and its professional advisors, consultants, vendors and contractors, who need to know such information for the purposes of this Agreement and who agree to be bound by the terms no less stringent than those of this
               Section 12.

          12.2 The confidentiality of obligations of this Section 12 do not apply to any portion of the Proprietary Information which (i) is or becomes public knowledge through no fault of the Receiving Party; (ii) is in the lawful possession of the Receiving Party prior to disclosure of the Proprietary Information to the Receiving Party by the Disclosing Party (as confirmed by the Receiving Party's records); or (iii) is disclosed to the Receiving Party without restriction on disclosure by a person who has the lawful right to disclose the information. If the Receiving Party is requested or legally compelled by any court, agency, authority, department, regulatory body or other instrumentality of any government or country to disclose any of the Proprietary Information of the Disclosing Party or any of the contents of this Agreement, the Receiving Party agrees that it will provide the Disclosing Party with prompt written notice of such requests so that the Disclosing Party has the opportunity to pursue its legal and equitable remedies regarding potential disclosure, and the Receiving Party will seek confidential treatment for any such information which it is ultimately required to disclose.

          12.3 Each Party acknowledges that its breach or threatened breach of this Section 12 may cause the Disclosing Party irreparable harm which would not be adequately


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               compensated by monetary damages. Accordingly, in the event of any such breach or threatened breach, the Receiving Party agrees that equitable relief, including temporary or permanent injunctions, is an available remedy in addition to any legal remedies to which the Disclosing Party may be entitled.

          12.4 Neither Party may use the name, logo, trade name, service marks, trade marks, or printed materials of the other Party, in any promotional or advertising material, statement, document, press release or broadcast without the prior written consent of the other Party, which consent may be granted or withheld at the other Party's sole discretion.

          12.5 Each Party shall ensure that each of its managers and executive employees is legally bound by confidentiality obligations in connection with his or her employment by such Party.

13.       MISCELLANEOUS

          13.1 PUBLICITY. Neither Party will make any public announcement of this Agreement, without the prior consent of the other Party, which consent shall not be unreasonably withheld or delayed; provided that a Party may make such announcement without such prior consent if such an announcement is required by applicable laws or regulations or the rules of any applicable stock exchange and it is impracticable to obtain such prior consent.

          13.2 WAIVERS. No waiver of any term or condition of this Agreement shall be enforceable unless it is in writing and signed by the Party against whom it is sought to be charged. No failure or delay by either Party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy, unless otherwise provided herein. The waiver by either Party of any of the covenants, conditions or agreements to be performed by the other or any breach thereof shall not operate or be construed as a waiver of any subsequent breach of any such covenant, condition or agreement.


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          13.3 ASSIGNMENT. Neither Party may assign or transfer its rights or obligations under this Agreement without the other Party's written consent. Any assignment or transfer without the required consent is void. The foregoing notwithstanding, either Party may assign this Agreement or any of its rights or obligations hereunder to an Affiliate without the other Party's consent save that, if any such assignee ceases to be an Affiliate of such Party at any time during the term of this Agreement, such assignee shall immediately reassign its rights and obligations under this Agreement to the assigning Party.

          13.4 INTEGRATION; CONSISTENCY. This Agreement and all Exhibits, and other attachments attached hereto (which Exhibits and other attachments are hereby incorporated by reference), represent the entire agreement between the Parties with respect to the subject matter hereof and supersede and merge all prior agreements, promises, understandings, statements, representations, warranties, indemnities and inducements to the making of this Agreement relied upon by either Party, whether written or oral. In the event of any inconsistency between the terms of this Agreement and the terms of any Exhibits, schedules and other attachments incorporated herein, the terms of such Exhibits, schedules and other attachments shall prevail.

          13.5 CONSTRUCTION. The language used in this Agreement is deemed the language chosen by the Parties to express their mutual intent. No rule of strict construction shall be applied against either Party. Article and Section headings are used in this Agreement for purposes of convenience only, and shall not be deemed a part of this Agreement nor used to interpret or construe the provisions hereof. Any reference herein to any article, section, subsection, paragraph, subparagraph, exhibit, schedule or attachment shall be deemed a reference to such portion of this Agreement unless otherwise specified.

          13.6 NOTICES. All notices, including but not limited to, demands, requests and other communications required or permitted hereunder (not including Invoices) shall be in writing and shall be deemed given: (i) when delivered in person, (ii) 24 hours


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               after deposit with an overnight delivery service for next day delivery, (iii) the same day when sent by facsimile transmission during normal business hours, receipt confirmed by sender's equipment, or (iv) seven Business Days after deposit in the official mail service of the sender's jurisdiction, first class postage prepaid, registered or certified mail, return receipt requested, and addressed to the recipient Party at the address set forth below:

               If to FLAG:
                                    FLAG Telecom Global Network Limited
                                    Suite 770
                                    48 Par-la-Ville Road
                                    Hamilton HM11
                                    Bermuda

                                    Attn: Company Secretary
                                    Facsimile:

                                    FLAG Telecom Ireland Network Limited
                                    6 Fitzwilliam Square
                                    Dublin 2
                                    Ireland

                                    Attn: Company Secretary
                                    Facsimile:

               with a copy to:      FLAG Telecom Limited
                                    9 South Street
                                    London W1K 2XA

                                    Attn: General Counsel
                                    Facsimile #: +44-20-7317-0898

               If to VGSL:          Verizon Global Solutions Inc.
                                    110 Allen Road
                                    Liberty Corner, New Jersey 07938

                                    Attn: Group Vice President of Carrier Sales
                                    Facsimile #: +1-908-647-3108


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               with a copy to:      General Counsel International
                                         1095 Avenue of the Americas, 38th Floor
                                         New York, New York 10036

                                         Facsimile #: +1-212-764-2739

          13.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument.

          13.8 NO THIRD PARTY BENEFICIARIES. The provisions of this Agreement and the rights and obligations created hereunder are intended for the sole benefit of VGSL and FLAG, and do not create any right, claim or benefit on the part of any other person not a Party to this Agreement, and, accordingly, the provisions of the Contracts (Rights of Third Parties) Act 1999 are hereby excluded.

          13.9 SURVIVAL. Any obligations of the Parties relating to monies owed, as well as those provisions relating to confidentiality, limitations on liability, indemnification and antecedent breach of the terms hereof, shall survive termination of this Agreement.

          13.10 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement does not affect the legality or enforceability of any other provision or portion. If any provision or portion of this Agreement is deemed illegal or unenforceable for any reason, there shall be deemed to be made such minimum change in such provision or portion as is necessary to make it valid and enforceable as so modified.

          13.11 CUMULATIVE RIGHTS AND REMEDIES. Except as may otherwise be provided herein, the assertion by a Party of any right or the obtaining of any remedy hereunder shall not preclude such Party from asserting or obtaining any other right or remedy, at law or in equity, hereunder.

          13.12 AMENDMENTS. Any amendments or modifications to this Agreement must be in writing and signed by a Director or Vice President (or higher level officer) of each of the Parties.

          13.13 AUTHORITY. By its signature below, each Party acknowledges and agrees that sufficient allowance has been made for review of this Agreement by respective counsel and that each Party has been advised by its legal counsel as to its legal rights, duties and obligations under this Agreement.

          13.14 FURTHER ASSURANCE. Each Party shall, to the extent that it is reasonably able to do so, and shall use all reasonable endeavours to procure that any Affiliate shall, at the cost of the relevant party execute all documents and do all acts and things as may be required for the purpose of giving full effect to all the provisions of this Agreement.

          13.15 COSTS. Save as otherwise provided in this Agreement, the Parties shall pay their own costs and expenses in relation to the preparation, execution and carrying into effect of this Agreement.

14.       DISPUTE RESOLUTION AND GOVERNING LAW

          14.1 GOVERNING LAW. This Agreement and all matters relating to or arising in connection with it (including but not limited to any question regarding its construction, existence, validity or termination) will be construed and enforced in accordance with the law of England.

          14.2 DISPUTE RESOLUTION. All disputes, controversies or differences arising out of this Agreement will be submitted by the Parties to a panel composed of one principal appointed by each of the Parties. This panel will meet for three days, or for such longer period as they may agree, in order to resolve the dispute, controversy or difference. All information exchanged by the principals in resolving the dispute, controversy, or difference may be used by the Parties only for the purpose of resolving the dispute, controversy, or difference and for no other purpose except as may be agreed by the Parties in writing. If the principals resolve the dispute, the terms of the resolution will be set forth in a written settlement agreement that will be signed by the Parties. If the dispute, difference, or controversy is not resolved by the principals after three days of meetings, or for such longer period as the principals may agree, then the Parties may pursue formal arbitration as set forth in Section 14.3 below. Each Party will bear its own costs in connection with this informal dispute resolution process except as the Parties otherwise agree in writing. Nothing in the foregoing shall be deemed to limit any rights or remedies available to either Party at law or in equity.

          14.3 ARBITRATION. In the event that a dispute remains unsettled after the procedures set forth in Section 14.2 above have been exhausted, either Party may notify the other in writing that the dispute is being submitted to arbitration in accordance with and subject to the Rules of Arbitration of the International Chamber of Commerce and finally settled by three arbitrators appointed in accordance with such rules, unless the Parties to the arbitration agree upon a single arbitrator under such rules. The place of arbitration shall be London, U.K. The arbitrators shall decide any such dispute strictly in accordance with the governing law specified in Section 14.1. Any decision or award of the arbitral tribunal shall (save in the event of fraud or manifest error) be final and binding upon the Parties, and judgment on the decision or award may be entered in any court having jurisdiction thereof or having jurisdiction over either of the Parties or any of their assets, and the Parties hereby consent to the jurisdiction of any court in a proceeding to enforce such decision or award. The arbitrator(s) shall have the right to award costs, including legal fees.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.



FLAG TELECOM GLOBAL NETWORKS LIMITED


By:
      --------------------------------------------------
      Name:
      Title:

FLAG TELECOM IRELAND NETWORK
LIMITED


By:
      --------------------------------------------------
      Name:
      Title:

VERIZON GLOBAL SOLUTIONS
HOLDINGS II LTD.


By:
      --------------------------------------------------
      Name:
      Title:

                                    EXHIBIT 1

                               PART 1 - DARK FIBRE

------------------------------------------------ -------------------- -------------------- ---------------------------
                     ROUTE                            KILOMETER             US$ PER               ROUTE TOTAL
                                                                           KILOMETER                 (US$)
------------------------------------------------ -------------------- -------------------- ---------------------------
1.   London-Paris Segment:
------------------------------------------------ -------------------- -------------------- ---------------------------
         Docklands-Brentwood                                    27.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Brentwood-Maidstone                                    74.5                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Maidstone-Folkstone                                    80.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Folkstone-Coquelles                                    63.4                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Coquelles-Isbergues                                    71.7                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Isbergues-Lille                                        83.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Lille-St.Sains Marquins                                80.6                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         St. Sains Marq.-Licourt                                61.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Licourt-Chevrieres                                     78.9                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Chevrieres-Roissy                                      71.2                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Roissy-St. Denis                                       16.8                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Total For Segment:                                    708.1                                             $[*]

------------------------------------------------ -------------------- -------------------- ---------------------------
2.   Paris-Frankfurt Segment:
------------------------------------------------ -------------------- -------------------- ---------------------------
         St. Denis-Courbevoie                                   11.5                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Courbevoie-Nanterre                                    19.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Nanterre-Rue Reaumur                                   20.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Rue Reaumur-Roissy                                     33.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Roissy-St. Leger                                       81.4                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         St Leger-Normee                                        76.5                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Normee-Sermaize                                        87.3                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Sermaize-Broussey                                      82.5                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Broussey-Moncel                                        74.3                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Moncel-Metting                                         77.2                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Metting-Kehl                                           79.5                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Kehl-Berg                                              69.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Berg-Karlsruhe                                         34.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Karlsruhe-Mannheim                                     65.2                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Mannheim-Gernsheim                                     41.1                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Gersheim-Frankfurt                                     56.8                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Total For Segment:                                    908.3                                             $[*]

------------------------------------------------ -------------------- -------------------- ---------------------------
3.   Frankfurt-Dusseldorf Segment:
------------------------------------------------ -------------------- -------------------- ---------------------------
         Frankfurt-Naurod                                       39.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Naurod-Dernbach                                        55.3                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Dernbach-Bonn                                          77.8                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------

------------------------------------------------ -------------------- -------------------- ---------------------------
                     ROUTE                            KILOMETER             US$ PER               ROUTE TOTAL
                                                                           KILOMETER                 (US$)
------------------------------------------------ -------------------- -------------------- ---------------------------
         Bonn-Dusseldorf                                        82.1                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Total For Segment:                                                                                      $[*]

------------------------------------------------ -------------------- -------------------- ---------------------------
4.   Dusseldorf-Amsterdam Segment:
------------------------------------------------ -------------------- -------------------- ---------------------------
         Dusseldorf-Kapellen                                    65.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Kapellen-Duiven                                        64.2                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Duiven-Soesterberg                                     71.6                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Soesterberg-Leiden                                     73.3                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Leiden-Amsterdam (Lemmerlebergweg)                     46.2                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Total For Segment:                                                                                      $[*]

------------------------------------------------ -------------------- -------------------- ---------------------------
5.   Amsterdam-Brussels Segment:
------------------------------------------------ -------------------- -------------------- ---------------------------
         Amsterdam (Lemmerlebergweg)-Leiden                     50.5                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Leiden-Oud-Beijerland                                  64.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Oud-Beijerland-Ossendrecht                             72.3                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Ossendrecht-Antwerp                                    23.2                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Antwerp-Brussels                                       71.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Total For Segment:                                       .0                                             $[*]

------------------------------------------------ -------------------- -------------------- ---------------------------
6.   Lille-Brussels Segment:
------------------------------------------------ -------------------- -------------------- ---------------------------
         Lille-Kortrijk                                         30.7                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Kortijk-Merelbeke                                      69.0                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Merelbeke-Brussels                                     76.5                 $[*]                        $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------
         Total For Segment:                                                                                      $[*]

------------------------------------------------ -------------------- -------------------- ---------------------------
7.       Calais-Lille Temporary Segment:
------------------------------------------------ -------------------- -------------------- ---------------------------
         Calais-Coquelles                                        5.4                 ----                        ----
------------------------------------------------ -------------------- -------------------- ---------------------------
         COQUELLES-ISBERGUES                                    71.7                 ----                        ----
         -------------------
------------------------------------------------ -------------------- -------------------- ---------------------------
         Isbergues-Arleux                                       83.4                 ----                        ----
------------------------------------------------ -------------------- -------------------- ---------------------------
         Arleux-Couriers                                        30.6                 ----                        ----
------------------------------------------------ -------------------- -------------------- ---------------------------
         Couriers-Eslampula                                     58.2                 ----                        ----
------------------------------------------------ -------------------- -------------------- ---------------------------
         Eslampula-Lille                                        32.0                 ----                        ----
------------------------------------------------ -------------------- -------------------- ---------------------------
         Total For Segment:                                    281.3                 ----                        ----

------------------------------------------------ -------------------- -------------------- ---------------------------
         TOTAL (Part 1)                                                                                          $[*]
------------------------------------------------ -------------------- -------------------- ---------------------------

*Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

                         PART 2 - COLLOCATION FACILITIES


-------------------------- ----------------------- ------------------ --------------------- ---------------- -----------------
CITY                       ADDRESS                 m2 REQUIRED        m2 ON REQUEST         US$ PER SQUARE   TOTAL US$ FOR
                                                                                            METRE            m2 REQUIRED
-------------------------- ----------------------- ------------------ --------------------- ---------------- -----------------
Frankfurt                  Kleyerstrasse 90,              190                 140                $[*]                    $[*]
                           60326
-------------------------- ----------------------- ------------------ --------------------- ---------------- -----------------
Amsterdam                  Lerlemerbergweg 28a,           190                 140                $[*]                    $[*]
                           1101 AH
-------------------------- ----------------------- ------------------ --------------------- ---------------- -----------------
Brussels                   Excelsiorlaan 41,              190                 140                $[*]                    $[*]
                           1930 Zaventem
-------------------------- ----------------------- ------------------ --------------------- ---------------- -----------------
Dusseldorf                 Wahlerstrasse 4,               50                   50                $[*]                    $[*]
                           D-40472
-------------------------- ----------------------- ------------------ --------------------- ---------------- -----------------
TOTAL (Part 2)                                            620                 470                                        $[*]
-------------------------- ----------------------- ------------------ --------------------- ---------------- -----------------

                                                                      -------------------------------------- -----------------
                                                                                                GRAND TOTAL              $[*]
                                                                      -------------------------------------- -----------------

     NOTES:

     1. FLAG will provide VGSL with reasonable prior notice and a right of first refusal to take up the option space ("m2 on Request" in the above table):

          a) when the available contiguous space in a co-location site would otherwise be reduced below the amount of such optional space; and

          b) when the available non-contiguous space within a Collocation Facilities site would otherwise be reduced below the amount of such optional space.

     2.   VGSL has obtained the requisite corporate approval, as required by
          Section 5.1 of the Resale and Purchase Agreement, in relation to that amount of the above Grand Total in excess of US$[*].


* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

                                    EXHIBIT 2

                                 KPNQ AGREEMENT

[*]








* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

                                    EXHIBIT 3

                              TRI-PARTITE AGREEMENT

[*]







* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.

                                    EXHIBIT 4

                                   SIDE LETTER

[*]







* Confidential treatment has been requested from the Securities and Exchange Commission. Omitted portions.